AMENDATORY AGREEMENT

           WHEREAS, Sundial International Fund Limited ("Sundial") and Ultra Pacific Holdings S.A. ("Ultra"), on the one hand, and Metalclad Corporation ("MTLC"), on the other hand, heretofore entered into a Purchase Agreement dated as of the 31st day of December, 1997 as amended by Section 2.7.3 of that certain Purchase Agreement by and between Ultra and MTLC dated as of the 18th day of June, 1998, and as further amended by that certain Offer from Metalclad to Ultra, Sundial and others dated February 23, 1999 as subsequently amended by the substitution of various schedules thereto as accepted by Ultra, sundial and such others (said Offer from Metalclad as so amended and accepted being sometimes referred to as the "Offer", and said Purchase Agreement dated as of the 31st day of December, 1997 as so amended by the Purchase Agreement dated as of June 18, 1998 and by the Offer being hereinafter sometimes referred to as the "Original Purchase Agreement".

           WHEREAS, capitalized terms used herein and not defined herein are used herein as defined in the Original Purchase Agreement, the Pledge Agreement or the Registration Rights Agreement, as the same may be modified by this Agreement;

           WHEREAS, the original Purchase Price of the Notes was $1,500,00 ("Original Purchase Price"), $1,000,000 being attributable to the Sundial Note and $500,000 being attributable to the Ultra Note;

           WHEREAS, the parties hereto wish to increase the Purchase Price of the Notes (i) by capitalizing interest accrued through and including July 30, 1999; and (ii) by the making by Sundial and Ultra of an additional loan to MTLC in the amount of $250,000.

           WHEREAS, the original Principal Amount of the Notes, being the amount due at maturity of the Notes on December 31, 2002, the Notes being Zero Coupon Notes, was $2,200,000 ("Former Principal Amount"), of which $1,466,666.67 was attributable to the Sundial Note ("Sundial Former Principal"), and $783,333.33 was attributable to the Ultra note ("Ultra Former Principal Amount");

           WHEREAS, the parties have agreed effective July 30 to increase the imputed interest rate on the Notes to 12% and as a consequence thereof and of the transactions contemplated by the second preceding recital hereof, the Former Principal Amounts of the Notes will be increased to the "New Principal Amounts" (defined Below) and the definition of Discounted Present Value will be modified accordingly;

           WHEREAS, it has been previously agreed that the Conversion Rate would be changed to the lesser of (i) 70% of the Market Price of the MTLC Common Stock or (ii) 25 cents per share of the Common Stock of MTLC, said Common Stock upon conversion to be paid for by cancellation of such portion of the Original Purchase Price of the Notes being converted equal to the number of shares being acquired multiplied by the lesser of (i) or
 (ii), and the concurrent cancellation of all interest accrued attributable to such portion of the Original Purchase Price being converted;

           WHEREAS, MTLC effected a 10 for 1 reverse stock split following the execution and delivery of the Original Purchase Agreement and has agreed that the right to convert the "New Purchase Price" (as defined below) of each of the Notes, in one or more tranches, into shares of MTLC Common Stock, shall be at the lesser of 70% of the Market Price of the MTLC Common Stock or $2.50 per share, said Common Stock upon conversion to be paid for by cancellation of such portion of the New Purchase Price equal to the number of shares of Common Stock being acquired multiplied by the lesser of (i) or (ii) and the concurrent cancellation of all interest accrued from and after July 30, 199 attributable to the tranche being converted;

           WHEREAS, after giving effect to the reverse stock split referred to above, pursuant to the Offer, the accepting parties thereto, market conditions permitting, had agreed to exercise warrants to acquire 400,000 shares (of which 300,00 shares were acquired by such exercise) and MTLC has requested that such parties either exercise warrants to acquire an additional 100,000 shares in whole or in part or resell to third parties the unexercised warrants at 30 cents per share, any such warrants to be warrants of Sundial and Ultra's choosing, held by Sundial, Ultra or the other accepting parties to the Offer, and Sundial and Ultra have determined to resell to such parties or their nominees concurrently with or following the execution and delivery hereof warrants to acquire 70,000 shares for a purchase price of $21,00, and to exercise warrants to acquire 30,000 shares by payment to MTLC of $75,000, to the Agent by wire transfer for the account of Sundial and Ultra, the Agent's account being account No. 042 78931 maintained with Citibank N.A., ABA No. 021000089;

           WHEREAS, Sundial, Ultra and MTLC have agreed to modify, among other provisions, the provisions of the Original Purchase Agreement and the Notes to extend the time within which the Notes may be converted and to modify the terms of the Notes respecting the ability of MTLC, Sundial and Ultra to require redemption of the Notes in whole or in part; and

           WHEREAS, MTLC has agreed to provide certain additional collateral for the loans evidenced by the Notes.

           NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt whereof is hereby acknowledged by each party hereto, the parties hereto hereby agree as of the 30th day of July, 1999 as follows:

 Section 1. Capitalization of Interest; Increase in Amount of Loans Evidenced by the Notes; Prospective Change in Interest Rate.

             (a) As of July 30, 1999 the accrued and unpaid interest on the Notes was $221,200.00, of which $147,467.00 was attributable to the Sundial Note and $73,733.00 was attributable to the Ultra Note which interest the parties hereby agree to capitalize by increasing the Former Purchase Price of the Notes. On or as of July 30, 1999, Sundial and Ultra, at the request of MTLC, hereby agree to loan an additional $250,000 to MTLC to be secured as provided in the Original Purchase Agreement as herein modified, of which $166,666.67 will be loaned by Sundial and $83,333.33 will be loaned by Ultra, which loans will also increase the Former Purchase Price of the Notes. Accordingly, the parties agree that the "New Purchase Price" of the Notes aggregates $1,971,200.00, of which $1,314,134.00 is attributable to the Sundial Note, and $657,066.00 is attributable to the Ultra Note.

             (b) Effective July 30, 1999, the imputed interest rate on the Notes is hereby changed from 9 1/3% simple interest without compounding to 12% simple interest without compounding so that the "New Principal Amount" of the Notes on the maturity date of December 31, 2002 will be $2,780,771.00, of which $1,863,117.00 will be the New Principal Amount of the Sundial Note, and $917,654.00 will be the New Principal Amount of the Ultra Note. It is agreed that the interest accrual on both Notes from and including July 30, 1999 for the 1,249 days remaining to maturity of the Notes is $648.17 per day, of which $432.11 per day is attributable to the Sundial Note and $216.06 per day is attributable to the Ultra Note. All such interest accruing on or after July 30, 1999 shall be paid at maturity or upon redemption or by cancellation in whole or in part in the event of the conversion of the Notes in whole or in part, or upon the occurrence and declaration of an Event of Default (which shall include any default under this Agreement).

 Section 2.  Reverse Stock Split.

             Prior to the date hereof, MTLC effected a 10 to 1 reverse stock split. The Original Purchase Agreement is hereby revised to take account of such reverse stock split and all provisions thereof shall be deemed amended accordingly.

 Section 3.  Occurrence of Trigger Event.

             It is acknowledged and agreed that the Trigger Event referred to in the Original Purchase Agreement has occurred and that all warrants issuable to Sundial and Ultra as a consequence thereof have been issued and that MTLC's obligation in that regard has been fully discharged.

 Section 4.  Conversion Rate; Conversion; and Redemption.

            Any provision of the Original Purchase Agreement to the contrary notwithstanding, it is understood and agreed as follows:

            (a) The Conversion Rate shall be equal to the lesser of (i) 70% of the average Market Price of MTLC Common Stock for the 5 trading days preceding the receipt by MTLC of any notice of conversion, or (ii) $2.50 per share. As used herein "Market Price" shall mean the average closing bid price as shown on the NASDAQ screen for parties bidding for 100 or more shares as at 4:00 p.m. New York time on each such date.

            (b) Conversion of the New Purchase Price of each Note into shares of MTLC Common Stock may be made in one or more tranches of not less than $25,000 per tranche at the option of Sundial and/or Ultra, provided, however, that no conversion may occur without MTLC's prior consent before the earlier to occur of (i) March 31, 2000, or (ii) the final conclusion of MTLC and affiliated companies' arbitration dispute with the United Mexican States. As used herein "final conclusion" shall mean the first to occur of any of the following: (a) final settlement of the litigation, (b) final decision from the arbitral tribunal after the time for appeals and motions for rehearing have expired or been decided, or (c) in the event of an award in favor of MTLC and/or affiliated companies, the payment in full in United States dollars in the United States of such award. The Notes, once they shall have become convertible, shall remain so until paid at maturity or until redeemed by Sundial or Ultra and until the redemption price has been paid in full.

            (c) All shares of MTLC Common stock required to be issued by MTLC upon any conversion shall be fully registered and tradeable; provided, however, that it is understood and agreed that, in accordance with NASDAQ listing requirements, the total number of shares of Common Stock issuable upon conversion of the Notes may not exceed 19.99% in the aggregate (including any conversion of the Notes prior thereto) of the ten issued and outstanding shares of MTLC Common Stock. MTLC had 3,601,702 issued and outstanding shares of Common Stock as of June 30, 1999. Accordingly, by way of example, were the Notes to have been converted as at such date, no more than 720,000 shares could have been converted, any balance of debt outstanding to remain fully payable in accordance with its terms. By way of further example, if on the date of conversion there were 5,000,000 shares of Common Stock outstanding, the Notes can be converted into 999,999 shares without regard to the conversion of other issues of debt into Common Stock.

            (d) The Noteholders shall have the right, but not the obligation, to require the redemption of the Notes for their Discounted Present Value at the time of redemption at any time after but not prior to March 31, 2000 provided, however, that nothing contained herein shall affect the rights of the Noteholders upon the occurrence of any Event of Default.

            (e)  MTLC shall have no right to redeem the Notes.

 Section 5.  Warrant Offer Program.

             Sundial and Ultra hereby tender the following warrants to MTLC in exchange for the payment by MTLC to Ultra of $21,000:

             1. Warrants owned by The Jan Chr. G. Sundt Family Trust entitling the Trust to acquire 39,960 shares of MTLC Common Stock.
             2. Warrants owned by Harald Ingebrigtsen entitling Mr. Ingebrigtsen to acquire 30,040 shares of MTLC Common Stock.

             Sundial and Ultra hereby agree to cause the Jan Chr. G. Sundt Family Trust to exercise warrants entitling the Trust to acquire 30,00 shares of Common Stock and to pay MTLC $75,000 therefor.

             Said warrants shall all be of the series expiring in October 20002, except that 40 of the warrants held by Mr. Ingebrigtsen expire in February 2001, and shall automatically be deemed canceled or exercised, as the case may be, without presentation of certificates, upon receipt by MTLC of payment therefore. Upon cancellation and exercise of said warrants and payment therefore, all obligations in respect of the warrant exercise program set forth in the Offer shall be deemed fulfilled, the terms of the Offer otherwise to remain in full force and effect, including, without limitation, the provisions of the third sentence of
 Section 4 of the Offer.

             MTLC shall cause its transfer agent to issue not later than August 10, 1999 30,000 unrestricted, fully registered and tradeable shares in the name of The Jan Chr. G. Sundt Family Trust and to deliver the same to the Agent, if the same be in certificated form, or by sending the shares by DTC electronic transfer directly to the account of the Trust maintained with Axiom Capital Management, Inc., Account No. 896-27266 R 20, through Axiom's clearing agent, Bear Stearns Securities Corp., One Metrotech North, Brooklyn, New York 11201-3859.

 Section 6.  Definitions.

             The following terms defined in the Original Purchase Agreement are hereby modified to read as follows:

             "Common Stock" shall mean the authorized Common stock of MTLC as at July 30, 1999.

             "Conversion Rate" shall mean the whole or any portion of the New Purchase Price of any Note being converted divided by the lesser of U.S. $2.50 or 70% of the Market Price of the Common Stock prior to the date of receipt by MTLC of the notice of conversion.

             "Conversion Shares" shall mean the shares of Common Stock of the Company issuable upon conversion, in whole or in part as the context may require, of the Notes.

             "Discounted Present Value" with respect to any Note shall be based on a simple interest rate of 12% per annum without compounding and shall mean with respect to any Note an amount calculated in accordance with the following formula:
                                          n
                                         ----
                      PP+(.41069957 PP x 1249)

 wherein PP equals the New Purchase Price of a Note, n equals the number of days elapsed from and including July 30, 1999 to and including (A) the date of payment pursuant to the exercise by any Noteholder of its right of redemption, or (B) the date of occurrence of an Event of Default, as the case may be, and 1249 equals the total number of days from and including July 30, 1999 to and including the date of maturity of the Note (December 31, 2002).

             "Mandatory Redemption" shall mean the exercise by any Noteholder, at any time after March 31, 2000, of the right to require the Company to redeem such Note at a price equal to the Discounted Present Value at the date of payment of the redemption price, which right may be exercised in whole or in part.

             "Principal Amount" shall mean the "New Principal Amount", being with respect to all of the Notes, U.S. $2,780,771.00, with respect to the Sundial Note, $1,863,117.00 and with respect to the Ultra Note, $917,654.00.

             "Purchase Price" of the Notes shall mean the "New Purchase Price" of $1,971,200.00, with respect to the Sundial Note, $1,314,134.00 and with respect to the Ultra Note, $657,066.00.

             "Total Interest" in respect of the Notes shall mean the total interest thereon from and including July 30, 1999 to the date of maturity and shall be equal to $648.17 per day, or $809,571.00.

             "Warrant Exercise Price" shall mean the lesser of 70% of Market Price or U.S. $2.50 per share of Common Stock.

 Section 7.  Existing and Additional Security for Notes.

             (a) It is agreed that all of the stock of MIC held by the Agent as security for the Notes and the other obligations under the Original Purchase Agreement, Pledge Agreement, Registration Rights Agreement and related documents, shall be held by the Agent as security for all such obligations as hereby amended, including, without limitation, the obligations to repay the New Purchase Price, interest accruing thereon, and the New Principal Amount.

             (b) It is understood that MTLC and its subsidiary Eco-Metalclad, Inc. ("ECOM") as Sellers, propose to enter into a Stock
 Purchase Agreement providing for the sale to Geologic, S.A. de C.V. ("Buyers"), substantially in the form of Exhibit A annexed hereto and made a part hereof, of all of the issued and outstanding capital stock of the "Companies" (as defined in the Stock Purchase Agreement). Concurrently with the execution and delivery of the Stock Purchase Agreement, which MTLC warrants will occur not later than August 5, 1999, MTLC or ECOM will jointly and severally assign to the Agent for the benefit of Sundial and Ultra as additional security for MTLC's obligations to Sundial and Ultra all of their right, title and interest in and to said Stock Purchase Agreement, in form and substance satisfactory to sundial, Ultra and its counsel; provided, however, that the U.S. $125,000 payment referred to in
 Section 1.4(e) and the U.S. $332,000 payment referred to in Section 1.4(c) of the Stock Purchase Agreement shall be excluded from the assignment. In view of the fact that the Stock Purchase Agreement is governed by the laws of Mexico, MTLC will instruct its Mexican counsel to prepare and submit to the Agent (who shall cooperate with Mexican counsel to minimize Mexican legal fees) all necessary documentation (with an English language translation thereof if it is in Spanish) to effect the aforementioned assignment, which assignment must include a notification to and acceptance by the Buyers of such assignment. The cooperation of the Agent shall enable the preparation of a Security Agreement of rights to payment of the purchase price under the Stock Purchase Agreement for review by Mexican counsel. In the event of the failure to conclude the Stock Purchase Agreement by August 5, 1999, MTLC will forthwith instruct and cause its Mexican counsel to effect a pledge of all the shares in the Companies to the Agent for the benefit of Sundial and Ultra. The assignment or pledge shall be in all respects acceptable to the Agent and shall constitute first, prior, perfected security interests in and to the collateral referred to therein. There shall also be filed UCC-1 Financing Statements in appropriate U.S. jurisdictions in respect of such assignment. In the event a definitive Stock Purchase Agreement for the sale of such stock is entered into after August 5, 1999, the Agent will release the shares of the Companies pledged to it upon compliance with the assignment and notification provisions referred to above.

 Section 8.  Sale of MIC Stock or Assets; Substitute Security.

             MTLC agrees that it will not proceed with the sale of any stock or assets of MIC without the prior written approval of Sundial and Ultra unless such sale will provide substitute cash or equivalent fully perfected security in an amount not less than the New Principal Amount of the Notes. No such sale shall effect a redemption of the Notes.

 Section 9.  Proceeds From Settlement or Judgment in NAFTA Case.

             MTLC has heretofore agreed to pay from the settlement or judgment proceeds of the NAFTA case, if any, the following amounts and no others: 7% of such proceeds net of all expenses to counsel representing MTLC and bonus to those officers of MTLC not exceeding in the aggregate 5% of any such gross proceeds.

             MTLC agrees that it shall not directly or indirectly grant any further interests in such proceeds or agree to pay any bonus or other compensation or payment of any kind or type based on contingent upon or measured by the receipt or amount of such proceeds to any party without the Noteholders prior written consent. Such consent will be granted if in the Noteholders opinion full compensation is made to them for any dilution of their interests that may occur by reason of any such further grant.

             MTLC's undertakings in this Section 9 shall not prevent the granting to officers, directors or employees of options to purchase shares of MTLC at not less than the fair market value thereof at the time of the grant of said options.

 Section 10. Legal Fees and Disbursements.

             Concurrently with the execution and delivery of this Agreement MTLC will reimburse Sundial's and Ultra's attorneys $10,000 in legal fees plus estimated disbursements ($1,000.00) incurred in connection with the preparation o this Agreement. It is agreed that such reimbursement may be offset against the $250,000 in additional loan proceeds to be received by MTLC hereunder or from the net payment due MTLC in respect of the warrant exchange program as Sundial and Ultra shall direct.

Section 11. Authorization.

             Concurrently with the execution and delivery hereof, MTLC shall furnish the Agent with a certified copy of resolutions of the Board of Directors of MTLC authorizing the execution, delivery and performance of this Agreement.

 Section 12. Original Purchase Agreement.

             Except as herein expressly modified by the context of this Agreement, the Original Purchase Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the 30th day of July, 1999.


                                SUNDIAL INTERNATIONAL FUND LIMITED

                                By:   /s/Donald B. Shafto
                                    ------------------------------------
                                   Donald B. Shafto, Assistant Secretary


                                ULTRA PACIFIC HOLDINGS S.A.

                                By:   /s/Donald B. Shafto
                                    ------------------------------------
                                   Donald B. Shafto, Assistant Secretary


                                METALCLAD CORPORATION

                                By:   /s/Grant S. Kesler
                                    ------------------------------------
                                   Grant S. Kesler, President